UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2014	(October 8, 2014)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	888-937-0004

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2014, the Board of Directors of Metro Bancorp, Inc. (Metro or the Corporation) approved an amendment to the Bylaws of the Corporation. The principal purpose of this amendment was to revise sections 2.7 and 8.1, which relate to the required dates for, and manner of, submission of shareholder proposals and director nominations for consideration at special and annual meetings. As amended, Section 2.7 and 8.1 now provide for more coordinated procedures for proposals and nominations, specifically setting out parallel times for submission, in the case of the Corporation's annual meeting generally a period of 120 days to 90 days prior to the anniversary date of the proxy materials for the prior year's annual meeting. A copy of the amendment is filed as Exhibit 3(ii) to this Form 8-K and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

On October 14, 2014 Metro issued a press release and a letter to its shareholders, both of which are furnished with this Form 8-K as exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description

3(ii)         Amendment to the Bylaws of Metro Bancorp, Inc. as amended October 8, 2014
99.1        Press Release and letter to shareholders of Metro Bancorp, Inc. dated October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: October 14, 2014

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Description

3(ii)	Amendment to the Bylaws of Metro Bancorp, Inc. as amended October 8, 2014

99.1	Press Release and letter to shareholders of Metro Bancorp, Inc. dated October 14, 2014